UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 9, 2014

UQM Technologies, Inc.
(Exact name of registrant as specified in its charter)

Colorado	1-10869	84-0579156
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4120 Specialty Place
Longmont, Colorado 80504
(Address of principal executive offices, including zip code)

(303) 682-4900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 9, 2014, William G. Rankin, Chairman of the Board of Directors (the “Board”) of UQM Technologies, Inc. (the “Company”), announced his intention to retire from the Board effective as of April 30, 2014.  Mr. Rankin,  70, joined the Company in 1992 and served in various capacities, including Chief Executive Officer, a position he held from 1999 until his retirement in November 2010 as a Company employee.  He has served as the Chairman of the Board since 2000.  Mr. Rankin’s retirement was for personal reasons and not as a result of any disagreement with the Company or the Board.

The Board has elected Donald W. Vanlandingham to succeed Mr. Rankin as Chairman, effective May 1, 2014.  Mr. Vanlandingham has been a member of the UQM Board of Directors since 2003.  Formerly he was the Chairman, President and CEO of Ball Aerospace and Technologies Corporation.

Item 9.01FINANCIAL STATEMENTS AND EXHIBITS

(d)Exhibits

The following exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit numberDescription

Exhibit 99.1Press Release dated April 11, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UQM TECHNOLOGIES, INC.

Dated: April 11, 2014	By: /s/David I. Rosenthal
David I. Rosenthal
Treasurer, Secretary and Chief
Financial Officer